PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)    Phone:      610-366-1800
                         --------------------     Toll-Free:  888-366-6622
         Chairman, President and Chief
         Executive Officer                        Fax:        610-366-1900


                  American Bank Reports Second Quarter Earnings

Allentown, PA, July 19, 2006 - American Bank Incorporated (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter and six months ended June 30, 2006. Net income for the quarter was $685,000, or $0.11 per diluted share, which was equal to the $0.11 per diluted share in the same period in the prior year. American Bank's net loans outstanding totaled $315 million as of June 30, 2006, up from $272 million at the same time last year, an increase of 15.8%, or $43 million. At the end of the quarter, assets totaled $533 million, up 2.3% from $521 million at June 30, 2005. Total deposits were $371 million as of June 30, 2006, up from $358 million from the same time the previous year.

President and CEO Mark Jaindl stated, "One of the biggest challenges facing the banking industry today is the flat yield curve, which has a negative impact on net interest margin. To enhance net interest margin, we will continue to increase the level of higher yielding assets through the development of our loan portfolio. While we have increased our loan portfolio by 15.8% during the last year, the quality of the portfolio remains strong."

On June 20, 2006, the Board of Directors of American Bank declared a quarterly dividend of $0.04 per share of common stock to shareholders of record on July 14, 2006 and payable on July 28, 2006. In addition, the Board approved the continuance of the reinvestment of dividends by shareholders to purchase additional shares of American Bank Inc. common stock at a 5% discount to the average of the closing "bid" and "ask" price on the Record Date.

American Bank common stock last traded at $7.83 per share. American Bank Trust Preferred Securities last traded at $9.25.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will,"

"believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                                      Unaudited
                                                                       June 30,                December 31,
                                                                       --------                ------------
                                                                 2006            2005              2005
                                                                 ----            ----              ----

Selected Financial Condition Data:
----------------------------------
Total assets...............................................$     533,270      $  520,842      $    529,100
Loans receivable, net.......................................     315,417         271,770           301,394
Allowance for loan losses...................................       3,656           3,072             3,393
Securities available for sale (at fair value)...............     175,686         210,592           188,691
Securities held to maturity (at cost).......................      14,139          13,117            13,482
Deposits....................................................     370,693         358,411           368,958
FHLB advances...............................................     106,892          95,959            95,048
Junior subordinated debentures..............................      10,187          10,187            10,187
Stockholders' equity........................................      31,463          43,899            44,345

Book value per share.......................................$        5.31      $     5.84      $       5.97

Shares outstanding..........................................        6,055           7,478             7,424



                                                                     Unaudited                          Unaudited
                                                                    For the Three                       For the Six
                                                                 Months Ended June 30,             Months Ended June 30,
                                                                 ---------------------             ---------------------
                                                                  2006           2005               2006           2005
                                                                  ----           ----               ----           ----

Selected Operating Data:
------------------------
Total interest income..........................................$   6,959       $  6,019         $   13,761       $  11,777
Total interest expense.........................................    4,540          3,414              8,729           6,540
                                                               ---------       --------         ----------       ---------
   Net interest income.........................................    2,419          2,605              5,032           5,237
Provision for loan losses......................................      135            168                336             304
                                                               ---------       --------         ----------       ---------
   Net interest income after provision for loan losses........     2,284          2,437              4,769           4,933
                                                               ---------       --------         ----------       ---------
Fees and service charges......................................        49             49                100             102
Net realized gain on sales of mortgage loans .................        20             21                 30              45
Net realized gain (loss) on sales of securities ..............         7            (1)               (83)               8
Earnings on bank owned life insurance.........................        87             87                174             174
Other income..................................................        56            112                115             253
                                                               ---------       --------         ----------       ---------
   Total non-interest income..................................       219            268                336             582
                                                               ---------       --------         ----------       ---------
Total operating expense.......................................     1,523          1,529              3,062           2,921
                                                               ---------       --------         ----------       ---------
   Income before taxes on income..............................       980          1,196              2,043           2,594
Taxes on income...............................................       295            354                620             790
                                                               ---------       --------         ----------       ---------
   Net income.................................................$      685       $    842         $    1,423       $   1,804
                                                              ==========       ========         ==========       =========
Earnings per share-basic......................................$     0.11       $   0.11         $     0.22       $    0.24
                                                              ==========       ========         ==========       =========
                  -diluted....................................$     0.11       $   0.11         $     0.21       $    0.23
                                                              ==========       ========         ==========       =========
Weighted average shares outstanding-basic.....................     6,054          7,480              6,445           7,413
                                                              ==========       ========         ==========       =========
                                   -diluted...................     7,287          8,720              7,678           8,653
                                                              ==========       ========         ==========       =========

                               American Bank, Inc.
                         Selected Financial Information



                                                                       Unaudited
                                                                     For the Three
                                                                 Months Ended June 30,
                                                                 2006             2005
                                                                 ----             ----

         Performance Ratios(1):
         ------------------
         Return on assets (ratio of net income to
           average total assets).....................             0.52%            0.65%
         Return on equity (ratio of net income
            to average equity).......................             8.59%            7.66%
         Net interest margin (ratio of net interest income
           divided by average earning assets)........             1.92%            2.08%
         Ratio of operating expense to average total assets.      1.15%            1.16%
         Efficiency ratio (ratio of operating expenses divided
           by net interest income plus non-interest income)      57.73%           52.49%


         Asset Quality Ratios:
         --------------------
         Non-performing assets to total assets at end of
          period                                                  0.01%            0.01%
         Allowance for loan losses to non-performing loans     9383.33%         7475.82%
         Allowance for loan losses to loans receivable            1.12%            1.12%

         Regulatory Capital Ratios-Bank:
         ------------------------------
         Tier I to average assets                                 8.00%            8.40%
         Tier I to risk weighted assets                          11.30%           12.52%
         Total capital to risk weighted assets                   12.30%           13.43%

         -------------------------
              (1) Ratios for the three month periods are annualized.
